As filed with the Securities and Exchange Commission on October 21, 2014
File No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________

FORM S-3
REGISTRATION STATEMENT
 UNDER
 THE SECURITIES ACT OF 1933
 ____________________________

GENERAL FINANCE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	32-0163571
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

39 East Union Street
Pasadena, California 91103
(626) 584-9722
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
 ____________________________
 Ronald F. Valenta
Chief Executive Officer
39 East Union Street
Pasadena, California 91103
(626) 584-9722
(Name, address, including zip code, and telephone number, including area code, of agent for service)
 ____________________________

Copies to:

Christopher A. Wilson, Esq.
General Counsel, Vice President & Secretary
39 East Union Street
Pasadena, California 91103
Phone: (626) 584-9722  Facsimile: (626) 795-8090

      Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:      

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.     ☑

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     

      If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.     

     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.     

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer 	Accelerated filer 	Non-accelerated filer  (Do not check if a smaller reporting company)	Smaller reporting company ☑

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (3)
Common Stock, par value $0.0001 per share Preferred Stock, par value $0.0001 per share Debt Securities Warrants Total	(2) (2) (2) (2) (2)	(2) (2) (2) (2) (2)	(2) (2) (2) (2) $250,000,000.00	(2) (2) (2) (2) $29,050.00

(1)
An indeterminate amount of securities of each identified class is being registered as may from time to time be offered pursuant to this registration statement at indeterminate prices, along with an indeterminate number of shares that may be issued upon exercise, settlement, exchange or conversion of securities offered or sold hereunder. These securities may also be sold separately, together or as units with the other securities registered hereunder. The securities registered hereunder will have an aggregate offering price that does not exceed $250,000,000 or the equivalent in any other currency, currency unit or units, or composite currency or currencies.

(2)	Not required to be included in accordance with General Instruction II.D. of Form S-3.
(3)	Calculated pursuant to Rule 457(o) of the rules and regulations under the Securities Act of 1933, as amended.

      The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED OCTOBER 21, 2014

PROSPECTUS

$250,000,000

COMMON STOCK

PREFERRED STOCK

DEBT SECURITIES

WARRANTS

We may offer common stock, preferred stock, debt securities and warrants from time to time in one or more classes or series, separately or together, and in amounts, at prices and on terms that we will determine at the time of the offering. Specific terms of these securities will be provided in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest.

The common stock, preferred stock, debt securities and warrants may be offered in amounts, at prices and on terms determined at the time of the offering, on a delayed or continuous basis directly by us, through agents, underwriters or dealers as designated from time to time, through a combination of these methods or any other method as provided in the applicable prospectus supplement. See “Plan of Distribution.” The prospectus supplement will list any agents, underwriters or dealers that may be involved and the compensation they will receive. The prospectus supplement will also disclose the total amount of money that we will receive from selling the securities being offered, after the expenses of the offering.

You should carefully read this prospectus and any accompanying prospectus supplement, together with the documents we incorporate by reference, before you invest in any of our securities.

Our common stock is listed on the NASDAQ Global Market under the symbol “GFN.” On October 20, 2014, the reported last sale price of our common stock on the NASDAQ Global Market was $8.33 per share. We have not yet determined whether the other securities that may be offered by this prospectus will be listed on any exchange, inter-dealer quotation system or over-the-counter market. If we decide to seek the listing of any such securities upon issuance, the prospectus supplement relating to those securities will disclose the exchange, quotation system or market on which the securities will be listed.

Investing in these securities involves certain risks.  See the “Risk Factors” section of this prospectus beginning on page 2 and the “Risk Factors” section in our most recent Annual Report on Form 10-K and in our subsequent Quarterly Reports on Form 10-Q and in the documents incorporated by referenced herein and therein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is .

_________________

You should rely only on the information that we have provided or incorporated by reference in this prospectus, any applicable prospectus supplement and any related free writing prospectus that we may authorize to be provided to you. We have not authorized anyone to provide you with different information. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus that we may authorize to be provided to you. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security. Since the respective dates of the prospectus contained in this registration statement and any accompanying prospectus supplement or related free writing prospectus, our business, financial condition, results of operations and prospects may have changed.  We may only sell securities pursuant to this prospectus if this prospectus is accompanied by a prospectus supplement.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the “SEC,” utilizing a shelf registration process. Under this shelf registration process, we may, from time to time, offer and sell any combination of the securities described in this prospectus in one or more offerings for an aggregate initial public offering price of up to $250,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of the offering and the offered securities. The prospectus supplement may also add, update or change information contained in this prospectus. Any statement that we make in this prospectus will be deemed modified or superseded by any inconsistent statement made by us in a prospectus supplement. You should read this prospectus, any prospectus supplement and any related free writing prospectus together with additional information described under the heading “Where You Can Find More Information.”

References to “we,” “us,” “our” or the “Company” refer to General Finance Corporation, a Delaware corporation, and its consolidated subsidiaries. These subsidiaries include GFN U.S. Australasia Holdings, Inc., a Delaware corporation (“GFN U.S.”); GFN North America Leasing Corporation, a Delaware corporatoin; GFN North America Corp., a Delaware corporation; GFN Realty Company, LLC, a Delaware limited liability company; GFN Manufacturing Corporation, a Delaware corporation, and its subsidiary, Southern Frac, LLC, a Texas limited liability company (collectively “Southern Frac”); Royal Wolf Holdings Limited, an Australian corporation publicly traded on the Australian Securities Exchange (collectively with its Australian and New Zealand subsidiaries, “Royal Wolf”); Pac-Van, Inc., an Indiana corporation , and its Canadian subsidiary, PV Acquisition Corp., an Alberta corporation, doing business as “Container King” (collectively “Pac-Van”); and Lone Star Tank Rental Inc., a Delaware corporation (“Lone Star”).

FORWARD-LOOKING STATEMENTS

This prospectus, including the documents incorporated by reference into this prospectus, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended. In some cases, you can identify forward-looking statements by terminology such as “may,” “might,” “will,” “should,” “could,” “would,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue” or the negative of such terms or other similar expressions. We have based these forward-looking statements on our current expectations and projections about future events. These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions about us that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. These statements are only predictions based on our current expectations and projections about future events and speak only as of the date of this prospectus. We believe the expectations reflected in the forward-looking statements are reasonable, but we cannot guarantee future results, level of activity, performance or achievements. Neither we nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. We are under no duty to update any of these forward-looking statements after the date of this prospectus to conform our prior statements to actual results or revised expectations.  There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements, including those factors discussed under the caption entitled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended June 30, 2014 and documents we have filed with the SEC thereafter. We maintain a website at www.generalfinance.com that makes available, through a link to the SEC’s EDGAR system website, our SEC filings. Information contained on our website is not incorporated by reference into this prospectus, and you should not consider information contained on our website as part of this prospectus.

ii

THE COMPANY

Our primary long-term strategy and business plan are to acquire and operate rental services and specialty finance businesses in North and South America, Europe and the Asia-Pacific (or Pan-Pacific) area.

We have two geographic areas that include four operating segments; the Asia-Pacific (or Pan-Pacific) area, consisting of Royal Wolf (which leases and sells storage containers, portable container buildings and freight containers in Australia and New Zealand) and North America, consisting of Pac-Van (which leases and sells storage, office and portable liquid storage tank containers, modular buildings and mobile offices), and Lone Star, which are combined to form our “North American Leasing” operations, and Southern Frac (which manufactures portable liquid storage tank containers).

We do business in three distinct, but related industries, mobile storage, modular space and liquid containment; which we collectively refer to as the “portable services industry.” Our two geographic leasing operations lease and sell their products through twenty customer service centers (“CSCs”) in Australia, eight CSCs in New Zealand, thirty-one branch locations in the United States and two branch locations in Canada. As of June 30, 2014, we had 275 and 627 employees and 40,378 and 21,219 lease fleet units in the Asia-Pacific area and North America, respectively.

Our products primarily consist of the following:

Mobile Storage

Storage Containers. Storage containers consist of new and used shipping containers that provide a flexible, low cost alternative to warehousing, while offering greater security, convenience and immediate accessibility. Our storage products include general purpose dry storage containers, refrigerated containers and specialty containers in a range of standard and modified sizes, designs and storage capacities. Specialty containers include blast-resistant units, hoarding units and hazardous-waste units. We also offer storage vans, also known as storage trailers or dock-height trailers.

Freight Containers. Freight containers are specifically designed for transport of products by road and rail. Our freight container products include curtain-side, refrigerated and bulk cargo containers, together with a range of standard and industry-specific dry freight containers.

Modular Space

Modular Buildings. Also known as manufactured buildings, modular buildings provide customers with additional space and are often modified to customer specifications. Modular buildings range in size from 1,000 to more than 30,000 square feet and may be highly customized.

Mobile Offices. Also known as trailers or construction trailers, mobile offices are re-locatable units with aluminum or wood exteriors on wood (or steel) frames on a steel carriage fitted with axles, allowing for an assortment of “add-ons” to provide comfortable and convenient temporary space solutions.

Portable Container Buildings and Office Containers. Portable container buildings and office containers are either modified or specifically-manufactured containers that provide self-contained office space with maximum design flexibility. Office containers in the U.S. are oftentimes referred to as ground level offices.

Liquid Containment

Portable Liquid Storage Tank Containers. Portable liquid storage tank containers are often referred to as “frac tanks” or “frac tank containers” and are manufactured steel containers with fixed steel axles for transport and use in a variety of industries; including oil and gas exploration and field services, refinery, chemical and industrial plant maintenance, environmental remediation and field services, infrastructure building construction, marine services, pipeline construction and maintenance, tank terminals services, wastewater treatment and waste management and landfill services. While there are a number of different sizes of tanks currently used in the market place, we are currently focusing on the more common 500-barrel capacity containers. Our products typically include features such as guardrails, safety stairways, multiple entry ways and a sloped bottom for easy cleaning, an epoxy lining, and various feed and drain lines.

Additional Information

We incorporated in Delaware on October 14, 2005. Our principal executive offices are located at 39 East Union Street, Pasadena, California 91103, and our telephone number is (626) 584-9722.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the risk factors and all of the other information included in, or incorporated by reference into, this prospectus, including those included in our most recent Annual Report on Form 10-K and, if applicable, in our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, in evaluating an investment in our securities. If any of these risks were to occur, our business, financial condition or results of operations could be adversely affected. In that case, the trading price of our securities could decline and you could lose all or part of your investment. When we offer and sell any securities pursuant to a prospectus supplement, we may include additional risk factors relevant to such securities in the prospectus supplement or any related free writing prospectus.

USE OF PROCEEDS

Unless otherwise specified in the applicable prospectus supplement, the net proceeds from the sale of the securities to which this prospectus relates will be used for general corporate purposes, which may include acquisitions, refinancing or repayment of indebtedness, capital expenditures and working capital, increasing the size of and investment in our North American fleet of storage, office and portable liquid storage containers, modular buildings and mobile offices and pursuing other business opportunities.

Until we can utilize the net proceeds for some or all of these purposes, we may also invest the net proceeds in certificates of deposit, United States government securities or certain other interest-bearing securities. If we decide to use the net proceeds from an offering of securities for a particular purpose or purposes, we will describe that specific purpose or purposes in the related prospectus supplement.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth unaudited information on our ratio of earnings to fixed charges on a consolidated basis for the periods presented. For purposes of the ratios presented below, (i) earnings consist of consolidated operations before income taxes and fixed charges and (ii) fixed charges include consolidated interest expense, one-third of rent expense (approximately the portion which represents interest) and preferred stock dividend costs of General Finance Corporation.

Year Ended June 30,
	2014	2013	2012	2011	2010
(unaudited)

Ratio of earnings to fixed charges

DESCRIPTION OF COMMON STOCK

The following description of our common stock is based upon our amended and restated certificate of incorporation, our amended and restated bylaws and applicable provisions of law. We have summarized certain portions of our amended and restated certificate of incorporation and amended and restated bylaws below. This summary is not complete. Our amended and restated certificate of incorporation and amended and restated bylaws have been filed as exhibits to the registration statement of which this prospectus is a part. You should read our amended and restated certificate of incorporation and amended and restated bylaws for the provisions that are important to you.

General

      We are authorized to issue 100,000,000 shares of common stock, par value $. 0001 per share. As of October 15, 2014, 25,785,462 shares of common stock were outstanding held by 73 stockholders of record.

Voting Rights

     Common stockholders of record are entitled to one vote for each share held on all matters to be voted on by stockholders.  The holders of our common stock do not have cumulative voting rights.

      Pursuant to our Amended and Restated Certificate of Incorporation, the Board of Directors must consist of no less than three members, the exact number of which is determined from time to time by the Board of Directors, divided into three classes designated Class A, Class B and Class C, respectively. The Board of Directors has presently fixed the number of directors at six.  The term of the two Class B Directors will expire as of the annual meeting of stockholders in 2014, the term of the two Class C Directors will expire as of the annual meeting of stockholders in 2015 and the term of the two Class A Directors will expire as of the annual meeting of stockholders in 2016. Upon expiration of the terms of the Directors of each class as set forth above, the terms of their successors in that class will continue until the end of their terms and until their successors are duly elected and qualify.

Dividends

      Our stockholders are entitled to receive ratable dividends when, as and if declared by the Board of Directors out of funds legally available therefor. In the event of a liquidation, dissolution or winding up of the company after a business combination, our stockholders are entitled, subject to the rights of holders of preferred stock, if any, to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision is made for each class of stock, if any, having preference over the common stock. Our stockholders have no conversion, preemptive or other subscription rights. There are no sinking fund or redemption provisions applicable to the common stock.

      We have not paid any cash dividends on our common stock to date. The payment of cash dividends will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any dividends will be within the discretion of our then board of directors. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board does not anticipate declaring any dividends in the foreseeable future. Moreover, the terms of the unsecured senior notes we issued in June 2014 place certain limitations on our ability to pay dividends or make any distributions on or in respect of shares of our capital stock.  Further, our ability to declare dividends may be limited by restrictive covenants if we incur any additional indebtedness.

No Preemptive, Conversion or Redemption Rights

Our common stock is not entitled to preemptive rights and is not subject to conversion or redemption.

Right to Receive Liquidation Distributions

Upon our liquidation, dissolution or winding-up, the holders of common stock are entitled to share in all assets remaining after payment of all liabilities and the liquidation preferences of any outstanding preferred stock. Each outstanding share of common stock is, and all shares of common stock to be issued in this offering when they are paid for will be, fully paid and nonassessable.

Anti-Takeover Effects of Delaware Law and Our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws

Certain provisions of Delaware law and our amended and restated certificate of incorporation and amended and restated bylaws may have the effect of delaying, deferring or discouraging another party from acquiring control of us.

Delaware Law

We are subject to the provisions of Section 203 of the General Corporation Law of the State of Delaware regulating corporate takeovers. In general, Section 203 prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder, unless:

• the transaction is approved by the board before the date the interested stockholder attained that status;

• upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or

• on or after the date the business combination is approved by the board and authorized at a meeting of stockholders by at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 defines “business combination” to include the following:

• any merger or consolidation involving the corporation and the interested stockholder;

• any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

• subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

• any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

• the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by any of these entities or persons.

A Delaware corporation may opt out of this provision either with an express provision in its original certificate of incorporation or in an amendment to its certificate of incorporation or bylaws approved by its stockholders. We have not opted out of this provision. Section 203 could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire us.

Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws

Our amended and restated certificate of incorporation and amended and restated bylaws provide that:

•      no action can be taken by stockholders except at an annual or special meeting of the stockholders called in accordance with our bylaws;

•      the approval of holders of a majority of the shares entitled to vote at an election of directors is required to adopt, amend or repeal our bylaws or amend or repeal the provisions of our certificate of incorporation regarding the election and removal of directors and the ability of stockholders to take action;

•	our board of directors is expressly authorized to make, alter or repeal our bylaws;

•      stockholders may not call special meetings of the stockholders or fill vacancies on the board;

•      our board of directors is divided into three classes serving staggered three-year terms. This means that only one class of directors will be elected at each annual meeting of stockholders, with the other classes continuing for the remainder of their respective terms;

•      our board of directors is authorized to issue preferred stock without stockholder approval;

•      directors may only be removed for cause by the holders of majority of the shares entitled to vote at an election of directors; and

•      we will indemnify officers and directors against losses that they may incur in investigations and legal proceedings resulting from their services to us, which may include services in connection with takeover defense measures.

Our Transfer Agent

      The transfer agent for our securities and warrant agent for our warrants is Continental Stock Transfer & Trust Company, 17 Battery Place, New York, New York 10004.

NASDAQ Global Market Listing

The common stock is listed on the NASDAQ Global Market under the symbol “GFN.”

DESCRIPTION OF PREFERRED STOCK

Our board of directors is authorized, subject to limitations imposed by Delaware law, to issue up to a total of 1,000,000 shares of preferred stock, par value $.0001. As of October 20, 2014, there were issued and outstanding 100 shares of Series B 8% Cumulative Preferred Stock, par value of $0.0001 per share, with a liquidation preference of $1,000 per share (“Series B Preferred Stock”), held by one stockholder, and 400,000 shares of 9.00% Series C Cumulative Redeemable Perpetual Preferred Stock, par value of $0.0001 per share, with a liquidation preference of $100 per share (“Series C Preferred Stock”), held by 11 stockholders of record.

The Series B Preferred Stock is offered primarily in connection with business combinations. The Series B Preferred Stock is not convertible into our common stock, has no voting rights, except as required by Delaware law, and is redeemable at any time, in whole or in part, at the Company’s option. Holders of the Series B Preferred Stock are entitled to receive, when declared by the Company’s Board of Directors, annual dividends payable quarterly in arrears on the 31st day of January, July and October and on the 30th day of April of each year. In the event of any liquidation or winding up of the Company, the holders of the Series B Preferred Stock will have preference to holders of common stock.

Dividends on the Series C Preferred Stock cumulate from the date of original issue and are payable on each 31st day of each January, July and October and 30th  day of April when, as and if declared by the Company’s Board of Directors. Commencing on May 17, 2018, the Company may redeem, at its option, the Series C Preferred Shares, in whole or in part, at a cash redemption price of $100.00 per share, plus any accrued and unpaid dividends to, but not including, the redemption date. The Series C Preferred Shares have no mandatory redemption date, are not subject to any sinking fund or other mandatory redemption, and are not convertible into or exchangeable for any of the Company’s other securities. Holders of the Series C Preferred Shares generally will have no voting rights, except for limited voting rights if dividends payable on the outstanding Series C Preferred Shares are in arrears for six or more consecutive or non-consecutive quarters, and under certain other circumstances. If the Company fails to maintain the listing of the Series C Preferred Stock on the NASDAQ Stock Market or other securities exchange for 30 days or more, the per annum dividend rate will increase by an additional 2.00% per $100.00 stated liquidation value ($2.00 per annum per share) so long as the listing failure continues. In addition, in the event of any liquidation or winding up of the Company, the holders of the Series C Preferred Stock will have preference to holders of common stock and are pair passu with the Series B Preferred Stock.  The Series C Preferred Stock is listed on the NASDAQ Stock Market under the symbol “GFNCP.”

Our Board of Directors is authorized to issue up to 599,900 additional shares of preferred stock in one or more series, without stockholder approval, unless stockholder approval is required by applicable law, by the rules of a stock exchange or quotation system on which any series of our stock may be listed or quoted or by the certificate of designation governing the applicable series of preferred stock. Our Board of Directors is authorized to establish from time to time the number of shares to be included in each series and to fix the rights, preferences and privileges of the shares of each wholly unissued series and any of its qualifications, limitations or restrictions. Our Board of Directors can also increase or decrease the number of shares of any series, but not below the number of shares of that series then outstanding, without any further vote or action by the stockholders.

This prospectus describes certain general terms and provisions of our preferred stock. When we offer to sell a particular series of preferred stock, we will describe the specific terms of the securities in a prospectus supplement. The prospectus supplement will also indicate whether the general terms and provisions described in this prospectus apply to the particular series of preferred stock. The preferred stock will be issued under a certificate of designations relating to each series of preferred stock and is also subject to our certificate of incorporation. The certificate of designations will be filed with the SEC in connection with an offering of preferred stock.

The prospectus supplement will describe the terms of any preferred stock being offered, including:

• the number of shares and designation or title of the shares;

• any liquidation preference per share;

• any date of maturity;

• any redemption, repayment or sinking fund provisions;

• any dividend rate or rates and the dates of payment (or the method for determining the dividend rates or dates of payment);

• whether dividends are cumulative or non-cumulative and, if cumulative, the date from which dividends on the preferred stock will accumulate;

• any restriction on the repurchase or redemption of shares by us while there is any arrearage in the payment of dividends or sinking fund installments;

• any voting rights;

• if other than the currency of the United States, the currency or currencies, including composite currencies, in which the preferred stock is denominated and/or in which payments will or may be payable;

• the method by which amounts in respect of the preferred stock may be calculated and any commodities, currencies or indices, or value, rate or price, relevant to such calculation;

• the procedures for any auction and remarketing, if any, for the preferred stock;

• whether the preferred stock is convertible or exchangeable and, if so, the securities or rights into which the preferred stock is convertible or exchangeable, and the terms and conditions of conversion or exchange;

• whether interests in the preferred stock will be represented by depositary shares;

• a discussion of any material or special United States federal income tax considerations applicable to the preferred stock;

• the relative ranking and preferences of the preferred stock as to dividend rights and rights upon the liquidation, dissolution or winding up of our affairs;

• any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the class or series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs;

• the place or places where dividends and other payments on the preferred stock will be payable; and

• any additional voting, dividend, liquidation, redemption and other rights, preferences, privileges, limitations and restrictions.

All shares of preferred stock offered will be fully paid and non-assessable. Any shares of preferred stock that are issued will have priority over the common stock with respect to dividend or liquidation rights or both.

The transfer agent for each series of preferred stock will be described in the applicable prospectus supplement.

DESCRIPTION OF DEBT SECURITIES

        The following is a general description of the debt securities that we may offer from time to time. The particular terms of the debt securities offered by us and the extent, if any, to which the general provisions described below may apply to those securities will be described in the applicable prospectus supplement. As you read this section, please remember that the specific terms of a debt security as described in the applicable prospectus supplement will supplement and may modify or replace the general terms described in this section. If there are any differences between the applicable prospectus supplement and this prospectus, the applicable prospectus supplement will control. As a result, the statements we make in this section may not apply to the debt securities you purchase.

Senior Notes

On June 18, 2014, the Company completed the sale of unsecured senior notes (the “Senior Notes”) in a public offering for an aggregate principal amount of $72,000,000.  The Senior Notes were issued in denominations of $25 and integral multiples of $25 in excess thereof and pursuant to the First Supplemental Indenture (the “First Supplemental Indenture”) dated as of June 18, 2014 by and between the Company and Wells Fargo Bank (“Wells Fargo”). The First Supplemental Indenture supplements the Indenture entered into by and between the Company and Wells Fargo, as trustee (the “Trustee”) dated as of June 18, 2014 (the “Base Indenture” and, together with the First Supplemental Indenture, the “Indenture”). The Senior Notes bear interest at the rate of 8.125% per annum, mature on July 31, 2021 and are not subject to any sinking fund. Interest on the Senior Notes is payable quarterly in arrears on January 31, April 30, July 31 and October 31, commencing on July 31, 2014.

The Senior Notes rank equally in right of payment with all of the Company’s existing and future unsecured senior debt and senior in right of payment to all of its existing and future subordinated debt. The Senior Notes are effectively subordinated to any of the Company’s existing and future secured debt, to the extent of the value of the assets securing such debt. The Senior Notes are structurally subordinated to all existing and future liabilities of the Company’s subsidiaries and are not guaranteed by any of the Company’s subsidiaries.

The Company may, at its option, prior to July 31, 2017, redeem the Senior Notes in whole or in part upon the payment of 100% of the principal amount of the Senior Notes being redeemed plus any additional amount required by the Indenture. In addition, the Company may from time to time redeem up to 35% of the aggregate outstanding principal amount of the Senior Notes before July 31, 2017 with the net cash proceeds from certain equity offerings at a redemption price of 108.125% of the principal amount plus accrued and unpaid interest. If the Company sells certain of its assets or experience specific kinds of changes in control, as defined, it must offer to purchase the Senior Notes.  The Company may, at its option, at any time and from time to time, on or after July 31, 2017, redeem the Senior Notes in whole or in part. The Senior Notes will be redeemable at a redemption price initially equal to 106.094% of the principal amount of the Senior Notes (and which declines on each year on July 31st) plus accrued and unpaid interest to the date of redemption. On and after any redemption date, interest will cease to accrue on the redeemed Senior Notes.

The Indenture contains covenants which, among other things, limit the Company’s ability to make certain payments, to pay dividends and to incur additional indebtedness if the incurrence of such indebtedness would cause the company’s consolidated fixed charge coverage ratio, as defined in the Indenture, to be below 2.0 to 1.0.

The Senior Notes are listed on the NASDAQ Stock Market under the symbol “GFNSL.”

Debt Securities in this Offering

        Our debt securities, consisting of notes, debentures and other evidences of indebtedness, may be issued from time to time in one or more series pursuant to, in the case of senior debt securities, the second supplemental indenture to be entered into between us and a trustee to be named therein, and in the case of subordinated debt securities, a subordinated indenture to be entered into between us and a trustee to be named therein.

        Because the following is only a summary of selected provisions of the indentures and the debt securities, it does not contain all information that may be important to you. This summary is not complete and is qualified in its entirety by reference to the Base Indenture and any supplemental indentures thereto or officer’s certificate or board resolution related thereto. We urge you to read the Base Indenture, the First Supplemental Indenture and any supplemental indenture for the debt securities offered in a prospectus supplement (“Offering Indenture”) because the foregoing indentures, and not this description, define the rights of the holders of the debt securities. If senior debt securities are offered, the Offering Indenture will be substantially in the form of the second supplemental indenture filed as an exhibit to this registration statement of which this prospectus is a part. The terms of our debt securities will include those set forth in the Indenture and any Offering Indenture and those made a part of the indentures by the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

        Unless we inform you otherwise in the prospectus supplement, “Senior Debt” will mean all of our indebtedness, including guarantees, unless the indebtedness states that it is not senior to the subordinated debt securities.

General

Neither the Indenture nor any Offering Indenture will limit the amount of debt securities that may be issued under those indentures, and none of the indentures limit the amount of other unsecured debt or securities that we may issue. We may issue debt securities under the Indenture or an Offering Indenture from time to time in one or more series.

We are not obligated to issue all debt securities of one series at the same time and, unless otherwise provided in the prospectus supplement, we may reopen a series, without the consent of the holders of the debt securities of that series, for the issuance of additional debt securities of that series. Additional debt securities of a particular series will have the same terms and conditions as outstanding debt securities of such series, except that the additional debt securities may have a different date of original issuance, offering price and first interest payment date, and will be consolidated with, and form a single series with, such outstanding debt securities.

        When we refer to “debt securities” or a “series of debt securities,” we mean, respectively, debt securities or a series of debt securities issued under the applicable indenture. When we refer to a prospectus supplement, we mean the prospectus supplement describing the specific terms of the applicable debt security. The terms used in a prospectus supplement will have the meanings described in this prospectus, unless otherwise specified.

        The senior debt securities will constitute our unsecured and unsubordinated indebtedness and will rank equally in right of payment with all of our other unsecured and unsubordinated indebtedness and senior in right of payment to all of our subordinated indebtedness outstanding from time to time. The debt securities will be effectively subordinated to, and thus have a junior position to, any secured indebtedness we may have with respect to the assets securing that indebtedness. The subordinated debt securities will constitute our unsecured and subordinated obligations and will rank junior to all of our senior indebtedness and may rank equally with or senior to other subordinated indebtedness we may issue from time to time.

        The debt securities will effectively rank junior to all liabilities of our subsidiaries. Accordingly, any debt securities will be effectively subordinated to creditors, including trade creditors and preferred stockholders, if any, of such subsidiaries.

        Unless we inform you otherwise in the prospectus supplement, no Offering Indenture will contain any covenants or other provisions designed to protect holders of the debt securities in the event we participate in a highly leveraged transaction. In addition, unless we inform you otherwise in the prospectus supplement, the Offering Indenture will not contain provisions that give holders of the debt securities the right to require us to repurchase their securities in the event of a decline in our credit rating for any reason, including as a result of a takeover, recapitalization or similar restructuring or otherwise.

The prospectus supplement relating to any series of debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:

•	whether the debt securities will be senior or subordinated debt securities;

•	the title of the debt securities;

•	the total principal amount of the debt securities;

•
whether we will issue the debt securities in individual certificates to each holder or in the form of temporary or permanent global securities held by a depositary on behalf of holders and the name of the depositary for the debt securities, if other than The Depository Trust Company (“DTC”), and any circumstances under which the holder may request securities in non-global form, if we choose not to issue the debt securities in book-entry form only;

•	the date or dates on which the principal of and any premium on the debt securities will be payable;

•	any interest rate, the date from which any such interest will accrue, the interest payment dates on which any such interest will be payable and the record dates for any such interest payments;

•	whether and under what circumstances we will pay any additional amounts with respect to the debt securities;

•	the place or places where payments on the debt securities will be payable;

•	any provisions for optional redemption or early repayment;

•	any sinking fund or other provisions that would obligate us to redeem, purchase or repay the debt securities;

•	the denominations in which we will issue the debt securities if other than $2,000 and integral multiples of $1,000 in excess thereof;

•	whether payments on the debt securities will be payable in foreign currency or another form and whether payments will be payable by reference to any index or formula;

•	the portion of the principal amount of debt securities that will be payable if the maturity is accelerated, if other than the entire principal amount;

•	whether the provisions described below under the heading “—Defeasance and Discharge” apply to the debt securities;

•	any changes or additions to the events of default or covenants described in this prospectus;

•	any restrictions or other provisions relating to the transfer or exchange of debt securities;

•	any terms for the conversion or exchange of the debt securities for other securities;

•	with respect to the indenture that governs the offering of the subordinated debt securities, any changes to the subordination provisions for the subordinated debt securities; and

•	any other terms of the debt securities, whether in addition to, or by modification or deletion of, the terms described herein.

         We may sell the debt securities at a discount, which may be substantial, below their stated principal amount.

        These debt securities may bear no interest or interest at a rate that at the time of issuance is below market rates. If we sell these debt securities, we will describe in the prospectus supplement any material United States (“U.S.”) federal income tax consequences and other special considerations.

        If we sell any of the debt securities for any foreign currency or if payments on the debt securities are payable in any foreign currency, we will describe in the prospectus supplement the restrictions, elections, tax consequences, specific terms and other information relating to those debt securities and the foreign currency.

Events of Default

        Unless we inform you otherwise in the prospectus supplement, the following are events of default with respect to a series of debt securities:

•
our failure to pay any installment of interest on or any additional amounts with respect to any debt security of that series when due and such default continues for 30 days or longer, whether or not, in the case of subordinated debt securities, such payment is prohibited by the subordination provisions of the indenture governing the subordinated debt securities;

•
our failure to pay the principal of or any premium on any debt security of that series when due, whether or not, in the case of subordinated debt securities, such payment is prohibited by the subordination provisions of the indenture governing the subordinated debt securities;

•
our failure to comply with any covenant or agreement in that series of debt securities or the applicable indenture for 60 days after written notice by the trustee or by the holders of at least 25% in principal amount of the outstanding debt securities of that series issued under that indenture (except for our failure to comply with the covenant prohibiting certain consolidations, mergers and sales of assets);

•
the failure to pay at final maturity (giving effect to any applicable grace periods and any extensions thereof) the stated principal amount of any of our indebtedness, or the acceleration of the final stated maturity of any such indebtedness (which acceleration is not rescinded, annulled or otherwise cured within 20 days of receipt of notice of any such acceleration) if the aggregate principal amount of such indebtedness, together with the principal amount of any other such indebtedness in default for failure to pay principal at final stated maturity or which has been accelerated (in each case with respect to which the 20-day period described above has elapsed), aggregates $10.0 million or more at any time;

•	one or more judgments in an aggregate amount in excess of $10.0 million remain undischarged, unpaid or unstayed for a period of 60 days after the judgment or judgments become final and non-appealable;

•	specified events involving bankruptcy, insolvency or reorganization of the Company or any subsidiary;

•
our failure to deposit any sinking fund payment, when due, in respect of any debt security of that series, whether or not, in the case of subordinated debt securities, such deposit is prohibited by the subordination provisions of the indenture governing the subordinated debt securities; and

•	any other event of default provided for in that series of debt securities.

         We may change, eliminate or add to the events of default with respect to any particular series or any particular debt security or debt securities within a series, as indicated in the applicable prospectus supplement. A default under one series of debt securities will not necessarily be a default under any other series.

        If an event of default relating to certain events of our bankruptcy or insolvency occurs, all then outstanding debt securities of that series will become due and payable immediately without further action or notice. If any other event of default for any series of debt securities occurs and is continuing, the trustee may and, at the written direction of the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series shall, declare all of those debt securities to be due and payable immediately by notice in writing to us and, in case of a notice by holders, also to the trustee specifying the respective event of default and that it is a notice of acceleration.

        Subject to certain limitations, holders of a majority in aggregate principal amount of the outstanding debt securities of any series may direct the trustee in its exercise of any trust or power with respect to that series. The trustee may withhold from holders of the debt securities of any series notice of any continuing default or event of default for such series if it determines that withholding notice is in their interest, except a default or event of default relating to the payment of principal, interest, premium or additional amounts, if any.

        Subject to the provisions of the applicable indenture relating to the duties of the trustee, in case an event of default for any series occurs and is continuing, the trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any holders of debt securities of that series unless such holders have offered to the trustee indemnity or security satisfactory to it against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium or additional amounts, if any, or interest when due, no holder of debt securities of a series may pursue any remedy with respect to the indenture or the debt securities unless:

•	such holder has previously given the trustee notice that an event of default is continuing with respect to that series;

•	holders of at least 25% in aggregate principal amount of the debt securities of that series have requested the trustee to pursue the remedy;

•	such holders have offered the trustee security or indemnity satisfactory to it against any loss, liability or expense;

•	the trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

•	holders of a majority in aggregate principal amount of the debt securities of that series have not given the trustee a direction inconsistent with such request within such 60-day period.

         Holders of a debt security are entitled at any time, however, to bring a lawsuit for the payment of money due on a debt security on or after its stated maturity (or, if a debt security is redeemable, on or after its redemption date).

        The holders of a majority in aggregate principal amount of the debt securities of any series by notice to the trustee may, on behalf of the holders of all of the debt securities of that series, rescind an acceleration or waive any existing default or event of default for such series and its consequences under the indenture except a continuing default or event of default in the payment of interest, additional amounts or premium on, or the principal of, the debt securities.

        With respect to subordinated debt securities, all the remedies available upon the occurrence of an event of default under the subordinated debt indenture will be subject to the restrictions on the subordinated debt securities described below under “—Subordination.”

        Book-entry and other indirect owners should consult their banks or brokers for information on how to give notice or direction to or make a request for the trustee and how to declare or cancel an acceleration of the maturity.

        We are required to deliver to the trustee annually a statement regarding compliance with the indenture. Upon our becoming aware of any default or event of default, we are required within five business days to deliver to the trustee a statement specifying such default or event of default.

Subordination

        Under the Offering Indenture, payment of the principal of and any premium and interest on the subordinated debt securities will generally be subordinated and junior in right of payment to the prior payment in full of all Senior Debt. Unless we inform you otherwise in the prospectus supplement, we may not make any payment of principal of or any premium or interest on the subordinated debt securities if:

•	we fail to pay the principal, interest or premium on any Senior Debt when due; or

•
any other event of default (a “non-payment default”) occurs with respect to any Senior Debt that we have designated, if the non-payment default allows the holders of that Senior Debt to accelerate the maturity of the Senior Debt they hold.

         Unless we inform you otherwise in the prospectus supplement, a non-payment default will prevent us from paying the subordinated debt securities only for up to 179 days after holders of the designated Senior Debt give the trustee for the subordinated debt securities notice of the non-payment default.  The subordination will not affect our obligation, which will be absolute and unconditional, to pay, when due, the principal of and any premium and interest on the subordinated debt securities. In addition, the subordination will not prevent the occurrence of any default under the indenture governing the subordinated debt securities.  Unless we inform you otherwise in the prospectus supplement, the indenture governing the subordinated debt securities will not limit the amount of Senior Debt that we may incur. As a result of the subordination of the subordinated debt securities, if we become insolvent, holders of subordinated debt securities may receive less on a proportionate basis than other creditors.

Modification and Waiver

        Except as provided in the next four succeeding paragraphs, each indenture and the debt securities issued under each indenture may be amended or supplemented with the consent of the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of each series affected by the change, voting as separate classes for this purpose, and any existing default or event of default or compliance with any provision of the indenture or the debt securities may be waived with the consent of the holders of a majority in aggregate principal amount of the then outstanding debt securities of each series affected by the waiver, voting as separate classes for this purpose, in each case, except as may otherwise be provided pursuant to such indenture for all or any particular debt securities of any series.   Without the consent of each holder of debt securities of the series affected, an amendment, supplement or waiver may not (with respect to any debt securities of such series held by a non-consenting holder):

•	reduce the principal amount of debt securities whose holders must consent to an amendment, supplement or waiver;

•	reduce the principal of any debt security or change its stated maturity, or alter the provisions relating to the redemption or repurchase of any debt securities;

•	reduce the rate of or change the time for payment of interest on any debt security;

•
waive a default or event of default in the payment of principal of, or interest or premium, or any additional amounts, if any, on, the debt securities (except a rescission of acceleration of the debt securities by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

•	make payments on any debt security payable in currency other than as originally stated in the debt security;

•
make any change in the provisions of the indenture relating to waivers of past defaults or the rights of holders of debt securities to receive payments of principal of, or interest or premium, if any, on the debt securities;

•	waive a redemption payment with respect to any debt securities;

•	impair a holder’s right to sue for payment of any amount due on its debt security;

•	make any change in the preceding amendment, supplement and waiver provisions; or

•
with respect to the indenture governing the subordinated debt securities, modify the provisions relating to the subordination of any subordinated debt security in a manner adverse to the holder of that security, in each case, except as may otherwise be provided pursuant to such indenture for all or any particular debt securities of any series.

        We may not amend the indenture governing the subordinated debt securities to alter the subordination of any outstanding subordinated debt securities without the written consent of each holder of Senior Debt then outstanding who would be adversely affected (or the group or representative thereof authorized or required to consent thereto pursuant to the instrument creating or evidencing, or pursuant to which there is outstanding, such Senior Debt), except as may otherwise be provided pursuant to such indenture for all or any particular debt securities of any series. In addition, we may not modify the subordination provisions of the indenture related to subordinated debt securities in a manner that would adversely affect the subordinated debt securities of any one or more series then outstanding in any material respect, without the consent of the holders of a majority in aggregate principal amount of each affected series then outstanding, voting as separate classes, except as may otherwise be provided pursuant to such indenture for all or any particular debt securities of any series.

        Book-entry and other indirect owners should consult their banks or brokers for information on how approval may be granted or denied if we seek to change an indenture or any debt securities or request a waiver.

       We and the trustee may supplement or amend each indenture or the debt securities without notice to or the consent of any holders of debt securities issued under that indenture in certain circumstances, including:

•	to cure any ambiguity, defect or inconsistency;

•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•	to establish the form or terms of debt securities of any series as permitted by the applicable indenture;

•
to make any change that would provide any additional rights or benefits to the holders of debt securities or that does not materially adversely affect the legal rights under the indenture of any such holder;

•	to comply with requirements of the SEC in order to maintain the qualification of the indenture under the Trust Indenture Act;

•	to add additional events of default with respect to all or any series of debt securities;

•
to change or eliminate any of the provisions of the indenture; provided that any such change or elimination will become effective only when there is no outstanding debt security of any series created prior to the execution of such amendment or supplemental indenture that is adversely affected in any material respect by such change in or elimination of such provision;

•
to supplement any provision of the indenture to permit or facilitate the defeasance and discharge of any series of debt securities so long as any action does not adversely affect the interest of holders of debt securities of that or any other series in any material respect;

•	to secure the debt securities;

•	to evidence and provide for the acceptance under the indenture of a successor trustee, each as permitted under the indenture; or

•
to conform the text of the indenture or any debt securities to the description thereof in any prospectus or prospectus supplement of us with respect to the offer and sale of such debt securities, to the extent that such provision is inconsistent with a provision of the indenture or the debt securities, in each case, except as may otherwise be provided pursuant to such indenture for all or any particular debt securities of any series, as set forth in an officer’s certificate.

Defeasance and Discharge

Defeasance

        When we use the term defeasance, we mean discharge from some or all of our obligations under an indenture.  If we deposit with the trustee under an indenture any combination of money or government securities sufficient, in the written opinion of an independent firm of certified public accountants, to make payments on the debt securities of a series issued under that indenture on the dates those payments are due, then, at our option, either of the following will occur:

•	we will be discharged from our obligations with respect to the debt securities of that series (“legal defeasance”); or

•
we will no longer have any obligation to comply with specified restrictive covenants with respect to the debt securities of that series and other specified covenants under the applicable indenture, and the related events of default will no longer apply (“covenant defeasance”).

        If a series of debt securities is defeased, the holders of the debt securities of that series will not be entitled to the benefits of the applicable indenture, except for obligations to register the transfer or exchange of debt securities, replace stolen, lost or mutilated debt securities, maintain paying agencies and hold money for payment in trust. In the case of covenant defeasance, our obligation to pay principal, premium and interest on the debt securities will also survive.  Unless we inform you otherwise in the prospectus supplement, we will be required to deliver to the trustee an opinion of counsel that the deposit and related defeasance would not cause the holders of the debt securities to recognize income, gain or loss for federal income tax purposes and that the holders would be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the deposit and related defeasance had not occurred. If we elect legal defeasance, that opinion of counsel must be based upon a ruling from the U.S. Internal Revenue Service or a change in law to that effect.

Satisfaction and Discharge

        An indenture will be discharged and will cease to be of further effect with respect to the debt securities of a series issued under that indenture, except for our obligation to register the transfer of and exchange debt securities of that series, when:

•	either:

•
all debt securities of that series that have been authenticated, except lost, stolen or destroyed debt securities that have been replaced or paid and debt securities for whose payment money has been deposited in trust and thereafter repaid to us, have been delivered to the trustee for cancellation; or

•
all debt securities of that series that have not been delivered to the trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year, and we have irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the holders, cash in U.S. dollars, non-callable government securities, or a combination of cash in U.S. dollars and non-callable government securities, in amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the debt securities of that series not delivered to the trustee for cancellation for principal, premium and accrued interest to the date of maturity or redemption;

•
no default or event of default has occurred and is continuing on the date of the deposit (other than a default or event of default resulting from the borrowing of funds to be applied to such deposit) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which we or any subsidiary is a party or by which we or any subsidiary is bound; and

•
we have delivered irrevocable instructions to the trustee under the applicable indenture to apply the deposited money toward the payment of the debt securities at maturity or on the redemption date, as the case may be.

        In addition, we must deliver an officers’ certificate and an opinion of counsel to the trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Governing Law

        New York law governs the Indenture and will govern the Offering Indenture and the debt securities, without regard to conflicts of laws principles thereof.

The Trustee

        Wells Fargo Bank, National Association is the trustee under the Base Indenture. We have banking relationships with Wells Fargo Bank, National Association or its affiliates in the ordinary course of business. The trustee under the Offering Indenture will be named in the applicable prospectus supplement.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase our debt or equity securities or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus is being delivered:

•	the title of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued;

•	the currency or currencies in which the price of such warrants will be payable;

•
the securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing, purchasable upon exercise of such warrants;

•	the price at which and the currency or currencies in which the securities or other rights purchasable upon exercise of such warrants may be purchased;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

•	provision for changes to or adjustments in the exercise price of such warrants, if any;

•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

•	the terms of any rights to redeem or call the warrants;

•	information with respect to book-entry procedures, if any;

•	if applicable, a discussion of any material United States Federal income tax considerations; and

•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

Unless otherwise provided in the applicable prospectus supplement, holders of warrants will not be entitled, by virtue of being such holders, to vote, consent, receive dividends, receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter, or to exercise any rights whatsoever as stockholders.

Each warrant will entitle the holder of the warrant to purchase for cash at the exercise price provided in the applicable prospectus supplement the principal amount of debt securities or shares of preferred stock or shares of common stock being offered.  Holders may exercise warrants at any time up to the close of business on the expiration date provided in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants are void.

Holders may exercise warrants as described in the prospectus supplement relating to the warrants being offered.  Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the debt securities, shares of preferred stock or shares of common stock purchasable upon the exercise of the warrant.  If less than all of the warrants represented by the warrant certificate are exercised, we will issue a new warrant certificate for the remaining warrants.

FORMS OF SECURITIES

Each debt security and warrant will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Unless the applicable prospectus supplement provides otherwise, certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities or warrants represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Global Securities

Registered Global Securities. We may issue the registered debt securities and warrants in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture or warrant agreement. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture or warrant agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture or warrant agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture or warrant agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, and interest payments on debt securities and any payments to holders with respect to warrants represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of General Finance Corporation, the trustees, the warrant agents or any other agent of General Finance Corporation, agent of the trustees or agent of the warrant agents will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

    If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, and a successor depositary registered as a clearing agency under the Securities Exchange Act of 1934, as amended,  is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee or warrant agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

PLAN OF DISTRIBUTION

General

We may sell the securities offered through this prospectus in any one or more of the following ways:

•	through underwriters or dealers;

•	through agents;

•	directly to purchasers;

•	in “at the market offerings” to or through a market maker or into an existing trading market, or a securities exchange or otherwise;

•	in transactions not involving market makers or established trading markets, including direct sales or privately negotiated transactions; or

•	through a combination of any of these methods of sale.

In addition, we may enter into option or other types of transactions that require us or them to deliver securities to a broker-dealer, who will then resell or transfer the securities under this prospectus. We may enter into hedging transactions with respect to our securities. For example, we may:

•
enter into transactions with a broker-dealer or affiliate thereof in connection with which such broker-dealer or affiliate will engage in short sales of the securities pursuant to this prospectus, in which case such broker-dealer or affiliate may use securities received from us to close out its short positions;

•	sell securities short and redeliver such securities to close out our short positions;

•
enter into option or other types of transactions that require us to deliver securities to a broker-dealer or an affiliate thereof, who will then resell or transfer the securities under this prospectus; or

•
loan or pledge the securities to a broker-dealer or an affiliate thereof, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus.

The securities described in this prospectus may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices. Any of the prices may represent a discount from the prevailing market prices.

At the time that any particular offering of securities is made, to the extent required by the Securities Act, a prospectus supplement will be distributed setting forth the terms of the offering, including the aggregate amount of securities being offered; the purchase price or initial public offering price of the securities; the names of any underwriters, dealers or agents; the net proceeds to us from the sale of the securities; any delayed delivery arrangements; any underwriting discounts, commissions and other items constituting compensation from us; any discounts, commissions or concessions allowed or re-allowed or paid to dealers, and any commissions paid to agents.

Market Making and Stabilization

If the securities are traded after their initial issuance, they may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities and other factors. While it is possible that an underwriter could inform us that it intends to make a market in the securities, such underwriter would not be obligated to do so, and any such market making could be discontinued at any time without notice. Therefore, we cannot assure you as to whether an active trading market will develop for the securities.

If a prospectus supplement so indicates, underwriters, brokers or dealers, in compliance with applicable law, may engage in transactions that stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market.

Underwriters and Agents

If underwriters are used in the sale, the underwriters will acquire the securities for their own account for resale to the public, either on a firm commitment basis or a best efforts basis. The underwriters may resell the securities from time-to-time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions. The underwriters may change from time-to-time any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers.

We may also sell the securities through agents designated from time-to-time. In the prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

Dealers

If dealers are used in the sale of securities, we will sell the securities to them as principals. The dealers may then resell those securities to the public at varying prices determined by the dealers at the time of resale. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

Direct Sales

Securities may also be sold directly by us. In this case, no underwriters or agents would be involved.

Institutional Purchasers

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement.

Subscription Offerings

We may also make direct sales through subscription rights distributed to our existing stockholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to our stockholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

Underwriting Compensation

We will bear costs relating to all of the securities being registered under this registration statement of which this prospectus forms a part.

Any broker-dealers or other persons acting on our behalf that participate with us in the distribution of the securities may be deemed to be underwriters and any commissions received or profit realized by them on the resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. As of the date of this prospectus, we are not a party to any agreement, arrangement or understanding between any broker or dealer and us with respect to the offer or sale of the securities pursuant to this prospectus.

Pursuant to a requirement by the Financial Industry Regulatory Authority, or FINRA, the maximum commission or discount to be received by any FINRA member or independent broker/dealer may not be greater than eight percent (8%) of the gross proceeds received by us for the sale of any securities being registered pursuant to SEC Rule 415 under the Securities Act. If more than 5% of the net proceeds of any offering of securities made under this prospectus will be received by a FINRA member participating in the offering or its affiliates or associated persons of such FINRA member, the offering will be conducted in accordance with FINRA Conduct Rule 5110(h).

Indemnification; Other Relationships

We may have agreements with agents, underwriters, dealers and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act. Agents, underwriters, dealers and remarketing firms, and their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business. This includes commercial banking and investment banking transactions.

LEGAL MATTERS

The validity of the securities offered in this prospectus is being passed upon for us by Paul Hastings LLP.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference to our Annual Report on Form 10-K for the year ended June 30, 2014 have been so incorporated in reliance on the report of Crowe Horwath LLP, independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

      Our Internet website is located at http://www.generalfinance.com. Information contained on, or that can be accessed through, our web site is not incorporated by reference into this prospectus, and you should not consider information contained on our web site as part of this prospectus.

      We are required to file Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, proxy statements and other information with the SEC. The public may read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website at http://www.sec.gov from which interested persons can electronically access our SEC filings, including this registration statement and the exhibits and schedules hereto.

      We have filed with the SEC a registration statement on Form S-3, which includes exhibits, schedules and amendments, under the Securities Act, with respect to this offering of our securities. Although this prospectus, which forms a part of the registration statement, contains all material information included in the registration statement, parts of the registration statement have been omitted as permitted by rules and regulations of the SEC. We refer you to the registration statement and its exhibits for further information about us, our securities and this offering. The registration statement and its exhibits, as well as our other reports filed with the SEC, can be inspected and copied at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549-1004. The public may obtain information about the operation of the public reference room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a web site at http://www.sec.gov, which contains the Form S-3 and other reports, proxy and information statements and information regarding issuers that file electronically with the SEC.

      No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.

INCORPORATION BY REFERENCE

The Company is allowed to “incorporate by reference” the information it files with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file subsequently with the SEC will automatically update and supersede the information included and/or incorporated by reference in this prospectus. We incorporate by reference the following documents:

•	our Annual Report on Form 10-K for the year ended June 30, 2014 filed with the SEC on September 12, 2014;
•	our Current Reports on Form 8-K filed with the SEC on July 2, 2014, July 17, 2014, August 13, 2014, August 26, 2014, September 8, 2014, September 8, 2014 and October 17, 2014;
•
the description of our common stock contained in our Registration Statement on Form 8-A/A filed with the SEC on September 29, 2008 (File No. 001-32845), pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description;

•
the description of our 9.00% Series C Cumulative Redeemable Perpetual Preferred Stock, par value $0.0001 per share, contained in our Registration Statement on Form 8-A/A filed with the SEC on May 15, 2013 (File No. 001-32845), pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description; and

•
the description of our 8.125% Senior Notes due 2021 contained in our Registration Statement on Form 8-A filed with the SEC on June 13, 2014 (File No. 001-32845), pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

Any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, during the period after the date of the initial registration statement and prior to the termination of the offering are deemed incorporated herein by reference.

Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits under Item 9.01, is not incorporated by reference in this prospectus.

You may obtain copies, without charge, of documents incorporated by reference in this prospectus, by requesting them in writing or orally. To receive any such copy, call or write or send us an email:

General Finance Corporation
39 East Union Street
Pasadena, California 91103
Attention: Christopher A. Wilson
(626) 584-9722
notices@generalfinance.com

Exhibits to the filings will not be sent, unless those exhibits have been specifically incorporated by reference in this prospectus.  General information about us, including our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as any amendments and exhibits to those reports, are available free of charge through our website at http://www.generalfinance.com/investor.html as soon as reasonably practicable after we file them with, or furnish them to, the SEC. Information contained on , or that can be accessed through, our web site is not incorporated by reference into this prospectus, and you should not consider information contained on our web site as part of this prospectus.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The estimated expenses payable by us in connection with the offering described in this registration statement (other than the underwriting discount and commissions) will be as follows:
SEC registration fee		$29,050
FINRA filing fee		*
Accounting fees and expenses		*
Printing expenses		*
Legal fees and expenses		*
Trustee fees		*
Transfer agent fees
Rating agency fees		*
Miscellaneous		*
Total	$	*

*Estimated fees and expenses are not presently known and will vary depending upon the amount of securities issued in the offering. The foregoing sets forth the general categories of fees and expenses (other than underwriting discounts and commissions) that we anticipate we will incur in connection with the offering of securities under this registration statement. An estimate of the aggregate fees and expenses in connection with the issuance and distribution of the securities being offered will be included in the applicable prospectus supplement.

Item 15.	Indemnification of Directors and Officers.

We are incorporated under the laws of the State of Delaware. Our amended and restated certificate of incorporation provides that all directors, officers, employees and agents of the registrant shall be entitled to be indemnified by us to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”).

Section 145 of the DGCL provides that a Delaware corporation may indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer, director, employee or agent of such corporation, or is or was serving at the request of such person as an officer, director, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful. A Delaware corporation may indemnify any persons who are, or are threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses that such officer or director has actually and reasonably incurred.

Our amended and restated certificate of incorporation provides that expenses incurred by any officer or director in defending any such action, suit or proceeding in advance of its final disposition shall be paid by us upon delivery to us of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified by us.

Section 174 of the DGCL provides, among other things, that a director who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption may be held liable for such actions. A director who was either absent when the unlawful actions were approved, or dissented at the time, may avoid liability by causing his or her dissent to such actions to be entered in the books containing minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

We have entered into indemnification agreements with each of our directors and officers that provide that we will indemnify the directors and officers to the fullest extent permitted by law.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 16.	Exhibits and Financial Statement Schedules.

(a) The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description
1.1	Form of Underwriting Agreement relating to the securities issued by the Registrant†
4.1
Amended and Restated Certificate of Incorporation of the Registrant as filed with the Delaware Secretary of State on April 4, 2006 (incorporated by reference to Exhibit 3.1 to Amendment No. 7 to the Registrant’s Form S-1 Registration Statement (File No. 333-129830) filed on April 5, 2006)

4.2	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Quarterly Report on Form 10-Q filed on November 14, 2007)
4.3	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.2 to Amendment No. 2 to the Registrant’s Form S-1 Registration Statement (File No. 333-129830) filed on February 6, 2006)
4.4
Senior Indenture dated as of June 12, 2014 between General Finance Corporation and Wells Fargo Bank, N.A., as trustee (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed on June 18, 2014)

4.5
First Supplemental Indenture dated as of June 18, 2014 between General Finance Corporation and Wells Fargo Bank, N.A., as trustee (incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K filed on June 18, 2014)

4.6	Form of Second Supplemental Indenture between General Finance Corporation and the Trustee
4.7	Form of Senior Note (included in Exhibit 4.6)
4.8	Form of Warrant Agreement
4.9	Form of Preferred Stock Certificate†
5.1	Legal Opinion of Paul Hastings LLP
12.1	Statement regarding Computation of Ratio of Earnings to Fixed Charges
23.1	Consent of Independent Registered Public Accounting Firm (Crowe Horwath LLP)
23.2	Consent of Paul Hastings LLP (contained in Exhibit 5.1)
24	Power of Attorney (included on signature page hereto)
25.1	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of Wells Fargo Bank, National Association, as trustee under the senior indenture**
25.2	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of Wells Fargo Bank, National Association, as trustee under the subordinated indenture**

†
To be filed, if necessary, subsequent to the effective date of this registration statement by an amendment to this registration statement or incorporated by reference pursuant to a Current Report on Form 8-K in connection with the offering of securities.

**	To be filed pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

Item 17.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement ; and

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

      (i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

      (ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or(x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

(c) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(d) The undersigned hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pasadena, State of California, on the 21st day of October, 2014.

GENERAL FINANCE CORPORATION
By:	/s/ Chares E. Barrantes
Charles E. Barrantes
Chief Financial Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned hereby constitutes and appoints Ronald F. Valenta, Charles E. Barrantes and Christopher A. Wilson, and each or any of them, as the undersigned’s true and lawful attorney-in-fact and agent, each with full power of substitution and re-substitution, for the undersigned and on the undersigned’s behalf in any and all capacities (including the undersigned’s capacity as a director of General Finance Corporation) to sign, execute and file this registration statement and any registration statement that is to become effective upon filing pursuant to Rule 462 under the Securities Act of 1933, as amended, relating to any offering of securities in connection with this registration statement and any or all amendments (including, without limitation, post-effective amendments) to any such registration statements, and to file the same, with all exhibits thereto and any and all documents required to be filed with respect therewith, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises in order to effectuate the same as fully to all intents and purposes as he might or could do if personally present, hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of them, or his or her substitute or substitutes, have done, may lawfully do or may cause to be done.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

* Ronald F. Valenta	Chairman of the Board of Directors and Chief Executive Officer (Principal Executive Officer)	October 21, 2014

/s/ Charles E. Barrantes Charles E. Barrantes	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	October 21, 2014

* James B. Roszak	Director	October 21, 2014

* Manuel Marrero	Director	October 21, 2014

* David M. Connell	Director	October 21, 2014

* Susan Harris	Director	October 21, 2014

* Larry D. Tashjian	Director	October 21, 2014

* By Christopher A. Wilson, Attorney in Fact